Exhibit 10.1
PAPA JOHN’S INTERNATIONAL, INC.
2018 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

2024 Retention Award

Papa John’s International, Inc., a Delaware corporation (the “Company”), hereby grants restricted stock units (“Restricted Stock Units”) for shares of Company common stock, par value $0.01 (“Stock”) to the Grantee named below, subject to the vesting and other conditions set forth below. Additional terms and conditions of the grant are set forth in this cover sheet and in the attachment (collectively, the “Agreement”) and in the Company’s 2018 Omnibus Incentive Plan (as amended from time to time, the “Plan”).

Name of Grantee: /$ParticipantName$/

Target Number of Restricted Stock Units (“Target”): [●]

Grant Date: /$GrantDate$/

Vesting Schedule: See Exhibit A

By accepting this Agreement electronically, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also being provided electronically via your Bank of America/Merrill Lynch Benefits Online account. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan. Certain capitalized terms used in this Agreement that are not defined herein are defined in the Plan, and have the meaning set forth in the Plan.

Grantee: ___________________________________ Date: ______________
(Signature)

Company: ___________________________________ Date: ______________
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

*Refer to the Award Notice and participant grant detail page on the Bank of America/Merrill Lynch Benefits Online web platform for your actual grant details.

Exhibit 10.1

PAPA JOHN’S INTERNATIONAL, INC.
2018 OMNIBUS INCENTIVE PLAN

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT

2024 Retention Award

Restricted Stock Units
This Agreement evidences an award of restricted stock units in the number set forth on the cover sheet and subject to the vesting and other conditions set forth herein, in the Plan and on Exhibit A (the “Restricted Stock Units”). The purchase price is deemed paid by your Service to the Company.

Transfer of Unvested Restricted Stock Units
Unvested Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered, whether by operation of law or otherwise, nor may the Restricted Stock Units be made subject to execution, attachment or similar process. If you attempt to do any of these things, the Restricted Stock Units will immediately become forfeited.

Vesting
The Company will issue your Restricted Stock Units in the name set forth on the cover sheet.

Vesting in your Restricted Stock Units is subject to both a performance-vesting condition and a time-vesting condition. Subject to the terms and conditions of this Agreement, the Restricted Stock Units shall vest, if at all, and no longer be subject to any restrictions hereunder subject to the satisfaction of the performance criteria set forth on Exhibit A and, except as otherwise set forth in this Agreement, your continued Service through the fourth anniversary of the Grant Date.

Termination without Cause
In the event of your termination of Service by the Company without Cause before your Restricted Stock Units have vested, your Restricted Stock Units that have become Earned RSUs will immediately vest, provided, however, that if your termination of Service by the Company without Cause occurs within the first 18 months following the Grant Date and none of your Restricted Stock Units have become Earned RSUs, 20% of the shares subject to your Restricted Stock Units will immediately vest.

Termination due to Death or Disability
In the event of your termination of Service due to your death or Disability, you shall immediately vest in the number of Restricted Stock Units, if any, that have become Earned RSUs based on performance calculated in accordance with Exhibit A as of the date of your termination of Service due to your death or Disability.

Exhibit 10.1

Corporate Transaction
Notwithstanding the provisions of the Plan, upon the consummation of a Corporate Transaction during the Performance Period, the number of Restricted Stock Units that will become Earned RSUs shall be determined in accordance with Exhibit A. To the extent the Earned RSUs are assumed, or equivalent restricted securities are substituted for the Earned RSUs, by the Company or its successor, in connection with the Corporate Transaction, the Earned RSUs will become 100% vested upon your termination by the Company without Cause or due to your death or Disability within the 12-month period following the consummation of the Corporate Transaction. If the Earned RSUs are not assumed or substituted for in any Corporate Transaction, then, notwithstanding the terms of the Plan, the Earned RSUs, as determined in accordance with Exhibit A, shall become fully vested as of the Corporate Transaction.

Delivery
As your Restricted Stock Units vest, the Company will issue the shares of Stock to which the then vested Restricted Stock Units relate, but in no event later than thirty (30) days following the date the Restricted Stock Units become vested (the date of such delivery, the “Settlement Date”).

Evidence of Issuance
The issuance of the shares of Stock under the grant of Restricted Stock Units evidenced by this Agreement shall be evidenced in such a manner as the Company, in its discretion, deems appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates. You will have no further rights with regard to a Restricted Stock Unit once the share of Stock related to such Restricted Stock Unit has been issued.

Forfeiture of Unvested Restricted Stock Units
Except to the extent that the termination of your Service triggers accelerated vesting of your Restricted Stock Units pursuant to the terms of this Agreement, the Plan, or any other written agreement between the Company or an Affiliate, as applicable, and you, you will automatically forfeit to the Company all of the unvested Restricted Stock Units in the event you are no longer providing Service.

Exhibit 10.1

Clawback
Any Award granted pursuant to the Plan will be subject to mandatory repayment by the participant to the Company (i) to the extent set forth in the Plan or an award agreement or (ii) to the extent the participant is, or in the future becomes, subject to (a) any Company or affiliate "clawback" or recoupment policy that is adopted to comply with the requirements of any applicable laws, rules or regulations, or otherwise, or (b) any applicable laws which impose mandatory recoupment, under circumstances set forth in such applicable laws.

If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, and you are subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and you knowingly engaged in the misconduct, were grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or were grossly negligent in failing to prevent the misconduct, you shall reimburse the Company the amount of any payment in settlement of this Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

Notwithstanding any other provision of the Plan or any provision of this Agreement, if the Company is required to prepare an accounting restatement, then you shall forfeit any Stock or cash received in connection with this Award (or an amount equal to the fair market value of such Stock on the date of delivery if you no longer hold the shares of Stock) if pursuant to the terms of this Agreement, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in this Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.

Exhibit 10.1

Forfeiture of Rights
If you should take actions in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate, any confidentiality obligation with respect to the Company or any Affiliate, or any other agreement between you and the Company or any Affiliate, the Company has the right to cause an immediate forfeiture of your rights to the Restricted Stock Unit awarded under this Agreement and the Restricted Stock Unit shall immediately expire.

In addition, if you have received shares of Stock in connection with these Restricted Stock Units during the two year period prior to your actions described in the immediately preceding paragraph, you will owe the Company a cash payment (or forfeiture of shares of Stock) in an amount determined as follows: (1) for any shares of Stock that you have sold prior to receiving notice from the Company, the amount will be the proceeds received from the sale(s), and (2) for any shares of Stock that you still own, the amount will be the number of shares of Stock owned times the Fair Market Value of the shares of Stock on the date you receive notice from the Company (provided, that the Company may require you to satisfy your payment obligations hereunder either by forfeiting and returning to the Company the shares of Stock or any other shares of Stock or making a cash payment or a combination of these methods as determined by the Company in its sole discretion).

Leaves of Absence
For purposes of this Agreement, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Exhibit 10.1

Withholding Taxes
You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this grant.

Payment may be made in one (or a combination) of the following forms:

•Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•Shares of Stock withheld by the Company from the shares of Stock otherwise to be received, with such withheld shares having an aggregate Fair Market Value not in excess of the statutory maximum withholding requirements.

•Shares of Stock which have already been owned by you and which are surrendered to the Company, provided that any shares that are tendered to satisfy the withholding obligation shall have been owned by the participant for a period of not less than six months. The Fair Market Value of the shares will be applied to the withholding obligations.

•By delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the withholding taxes.

Retention Rights
This Agreement and the grant evidenced hereby do not give you the right to be retained by the Company or an Affiliate in any capacity. Unless otherwise specified in an employment or other written agreement between the Company or an Affiliate, as applicable, and you, the Company or an Affiliate, as applicable, reserves the right to terminate your Service at any time and for any reason.

Exhibit 10.1

Stockholder Rights; Dividend Rights
You have no rights as a stockholder of the Company (including, without limitation, the right to receive dividends) with respect to any unvested Restricted Stock Units unless and until a certificate for the shares of Stock relating to the vested Restricted Stock Units has been issued to you (or an appropriate book entry has been made).

Notwithstanding the foregoing, on the Settlement Date, the Company shall also deliver to you the number of additional shares of Stock, the number of any other securities of the Company and the amount of any other property (in the case of cash dividends, assuming such dividends had been reinvested in shares of Stock as of the ex-dividend date thereof), in each case that the Company distributed per share of Stock to holders generally during the period commencing on the Grant Date and ending on the applicable Settlement Date, multiplied by the number of shares of Stock that are being delivered to the Grantee as a result of vested Restricted Stock Units under this Agreement, without interest, and less any tax withholding amount applicable to such distribution. To the extent that the Restricted Stock Units are forfeited prior to vesting, the right to receive such distributions shall also be forfeited.

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant. Any prior agreements, commitments or negotiations concerning this grant are superseded; except that any written employment, consulting, confidentiality, non-competition, non-solicitation and/or severance agreement or any other written agreement between you and the Company or an Affiliate, as applicable, shall supersede this Agreement with respect to its subject matter.

Exhibit 10.1

Data Privacy
In order to administer the Plan, the Company may process personal data about you. Such data includes, but is not limited to, information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as your contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.

Code Section 409A
It is intended that this Award comply with Section 409A of the Code (“Section 409A”) or an exemption to Section 409A. To the extent that the Company determines that you would be subject to the additional 20% tax imposed on certain non-qualified deferred compensation plans pursuant to Section 409A as a result of any provision of this Agreement, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Company. For purposes of this Award, a termination of employment only occurs upon an event that would be a Separation from Service within the meaning of Section 409A.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Compensation Team at 888-442-7272 to request paper copies of these documents.

By signing this Agreement, you agree to all of the terms and conditions described above and in the Plan.

Exhibit 10.1
Exhibit A

The number of Restricted Stock Units that will become vested under this Agreement (the “Earned RSUs”) shall be determined based on the degree to which the specified Share Price Hurdles below are satisfied during the period commencing on the Grant Date and ending on the third anniversary of the Grant Date (the “Performance Period”) and your continued Service through the fourth anniversary of the Grant Date.

Share Price Hurdle	Number of Restricted Stock Units that become Earned RSUs
$65.00	30% of Target
$75.00	Additional 30% of Target
$85.00	Additional 40% of Target

An applicable Share Price Hurdle will be considered to be attained and the applicable number of Restricted Stock Units will be deemed to be Earned RSUs once the average closing price per Share over any thirty (30) consecutive trading days during the Performance Period equals or exceeds the applicable Share Price Hurdle. Once a Share Price Hurdle is achieved, such applicable number of Restricted Stock Units shall be Earned RSUs and shall not cease to be Earned RSUs despite future changes in Share price. There shall be no interpolation for performance between the Share Price Hurdles.
Vesting & Settlement

Subject to your continued Service through the fourth anniversary of the Grant Date, you shall become fully vested in the number of Earned RSUs.

Corporate Transaction

Notwithstanding anything herein to the contrary, the Performance Period shall end as of the effective date of a Corporate Transaction occurring on or prior to the third anniversary of the Grant Date. In such event, the number of Restricted Stock Units that shall become Earned RSUs will be determined by the greatest of (a) 20% of the Target number of Restricted Stock Units subject to this Agreement, (b) the number of Earned RSUs achieved through the date of the Corporate Transaction based on attainment of the Share Price Hurdles prior to such date, or (c) the number of Earned RSUs that would be considered achieved based on the application of the per-Share transaction price in the Corporate Transaction to the Share Price Hurdles as determined by the Committee. Subject to your continued Service through the first anniversary of a Corporate Transaction, you shall become fully vested in the number of Earned RSUs determined pursuant to the immediately preceding sentence.